UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2013

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-144337	75-2749762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15305 Dallas Parkway Suite 1600 Addison, Texas		75001
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 713-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2013, United Surgical Partners International, Inc.’s (the “Company”) issued a press release announcing that Jason B. Cagle has been named the Company’s new Chief Financial Officer. Mr. Cagle will replace Mark Kopser, the Company’s current Chief Financial Officer, who was named the Chief Executive Officer of the Company’s European business following its spin-off in April 2012. Mr. Kopser will step down as the Company’s Chief Financial Officer effective upon the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2012, at which time Mr. Cagle will assume the role. A copy of the press release is attached hereto as Exhibit 99.1.

Prior to being appointed as Chief Financial Officer, Mr. Cagle, age 40, served as the Company’s Senior Vice President, General Counsel and Head of Acquisitions since 2012. From 2009 to 2012, Mr. Cagle served as the Company’s Senior Vice President and General Counsel. From 2007 to 2009 Mr. Cagle held the title of Vice President and General Counsel and from 2003 to 2007, Mr. Cagle held the title Vice President, Legal.

The information required by Item 5.02(c)(3) of Form 8-K is unavailable as of the date of filing of this Form 8-K, and the Company will file an amendment to this Form 8-K containing such information within four business days after the information is determined or becomes available.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by the Company on January 18, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

By:	/s/ William H. Wilcox
William H. Wilcox
Executive Vice President and
Chief Executive Officer
(Principal Executive Officer and duly authorized
to sign this report on behalf of the Registrant)

Date: January 21, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the Company on January 18, 2013.